Exhibit 99.1

August 1, 2018

Gardner Denver Reports Strong Second Quarter 2018 Results and Raises Full Year 2018
Adjusted EBITDA Midpoint Guidance

•	Revenues of $668.2 million increased 15% over the prior year, supported by continued strong double-digit order growth momentum across all three segments

•	Reported net income of $60.3 million compared to a prior year net loss of $146.3 million

•	Adjusted EBITDA of $161.6 million grew 22% over the prior year with a margin of 24.2%, an improvement of 140 basis points

•	Free cash flow of $123.5 million compared to prior year of $12.2 million

•	Completed debt repayment of $105 million from available cash on hand

•	Announced the authorization of a $250 million share repurchase program

•	Raised full year 2018 Adjusted EBITDA guidance range to $690 million to $705 million from $685 million to $705 million

Milwaukee, WI (August 1, 2018) -- Gardner Denver Holdings, Inc. (NYSE: GDI) announced today second quarter revenues of $668.2 million, up 15% compared to the prior year and a 12% increase excluding the impact of foreign currency (“FX”).

Net income attributable to Gardner Denver in the quarter was $60.3 million, or $0.29 per share based on share count of 209.6 million, compared to a prior year net loss attributable to Gardner Denver of $146.3 million, or a $0.83 loss per share based on share count of 176.9 million.  Adjusted net income increased 111% to $92.4 million, or $0.44 per share, compared to $43.7 million, or $0.24 per share, in the prior year.  Adjusted EBITDA was $161.6 million, up 22% compared to the prior year.  Adjusted EBITDA as a percentage of revenues expanded 140 basis points to 24.2% as compared to 22.8% in the prior year.

In the second quarter, Gardner Denver generated $134.3 million of cash flow from operating activities and invested $10.8 million in capital expenditures, resulting in free cash flow of $123.5 million, as compared to the prior year of $12.2 million.  Second quarter net debt to Adjusted EBITDA leverage improved to 2.4x from 2.8x in the first quarter of 2018 largely due to the improved Adjusted EBITDA performance and strong cash generation, primarily driven by improvements in net working capital management.

Capital Allocation Update

Debt Repayment

In June 2018, Gardner Denver used available cash on hand to repay $105 million of principal outstanding on its Term Debt.   As a result of the repayment, the Company is no longer subject to mandatory quarterly principal installment payments on the US Dollar Term Loan Facility.  Gardner Denver expects to make a similar sized debt repayment in the third quarter of 2018.

Share Repurchase Authorization

On August 1, 2018, the Board of Directors of Gardner Denver authorized a share repurchase program pursuant to which the company may repurchase up to $250 million of its common stock over the next two years.

Business Trends

“The second quarter was another strong quarter of commercial and operational execution as our global teams continue to deploy our four-point strategy of building and deploying talent across the organization, accelerating growth, expanding margins, and effectively allocating capital,” said Vicente Reynal, Chief Executive Officer.  “All three of our segments saw double digit orders and revenue growth as end markets continue to remain relatively healthy.  In addition, we continue to see runway on unlocking profitability as evidenced by our 22% Adjusted EBITDA growth and Adjusted EBITDA margin expansion of 140 basis points over the prior year.”

“In the Industrials segment, demand continues to remain broad-based across all geographies and technologies and we saw particular strength in original equipment sales which demonstrates our focused efforts around innovation and demand generation,” continued Reynal.  “We also continue to make great strides on integrating the Runtech business and leveraging Gardner Denver’s global infrastructure to accelerate Runtech orders growth.  In the Energy segment, we continue to see solid revenue growth in the upstream business led most notably by original equipment frac pumps and our growing line of aftermarket consumables offerings.  In the downstream side of the business we saw strong double digit revenue growth and the funnel for larger downstream process flow projects continues to improve.  In the Medical segment, orders growth surpassed double digits for the fourth consecutive quarter, leading to the strongest organic revenue growth seen since 2011.”

“I am very pleased with the progress we are making on cash generation as we continue to de-lever the company following our IPO in May 2017,” added Reynal.  “Due in large part to strengthening profitability combined with disciplined working capital management, we had our strongest quarter of free cash flow generation since going public.  This is enabling us to execute on a balanced, prudent capital allocation strategy of pursuing accretive M&A while enhancing value for all of our stakeholders.  While our priority continues to be debt payment and M&A, the newly authorized share repurchase program will allow us the flexibility to return additional value to shareholders and reflects the confidence we have in ongoing profitable growth for the business.”

Second quarter 2018 performance:

Industrials

-	Orders of $336.2 million, up 20% compared to the prior year, and up 15% excluding the impact of FX

-	Revenues of $328.7 million, up 16% compared to the prior year, and up 12% excluding the impact of FX

-	Segment Adjusted EBITDA of $71.1 million, up 12% from $63.4 million in the prior year

-	Segment Adjusted EBITDA margin of 21.6%, down 80 basis points from 22.4% in the prior year, driven by the decretive impact of the Runtech acquisition, product mix and reinvestments for growth

Energy

-	Orders of $303.7 million, up 14% compared to the prior year, and up 12% excluding the impact of FX

-	Revenues of $273.1 million, up 14% compared to the prior year, and up 12% excluding the impact of FX

-	Segment Adjusted EBITDA of $79.7 million, up 28% from $62.2 million in the prior year

-
Segment Adjusted EBITDA margin of 29.2%, up 320 basis points from 26.0% in the prior year, driven by double digit revenue increases versus prior year in both the upstream and downstream businesses as both continue to see solid end market activity

Medical

-	Orders of $72.5 million, up 27% compared to the prior year, and up 22% excluding the impact of FX

-	Revenues of $66.4 million, up 17% compared to the prior year, and up 12% excluding the impact of FX

-	Segment Adjusted EBITDA of $18.0 million, up 17% from $15.4 million in the prior year

-	Segment Adjusted EBITDA margin of 27.1%, flat to the prior year, driven primarily by reinvestments for growth

2018 Guidance and Outlook

“We are raising our full year 2018 Adjusted EBITDA guidance to a range of $690 million to $705 million from our prior outlook of $685 million to $705 million,” stated Reynal.  “Raising the bottom end of our guidance range reflects our second quarter performance and the expectation for solid performance for the balance of 2018 along with the largely offsetting impacts of stronger results from our upstream energy aftermarket consumables business and recent FX headwinds, largely in our Industrials segment.  We also expect the business to show ongoing margin expansion in the second half of the year, including the Industrials segment.  In addition, given our improving cash generation we expect continued improvement in our leverage ratio and are targeting a net debt to Adjusted EBITDA ratio of approximately 2.0x  by year end, excluding the impact of any potential future M&A.”

Conference Call

Gardner Denver will broadcast a conference call to discuss results for the second quarter of 2018 on Thursday, August 2, 2018 at 8:00 a.m. Eastern time (7:00 a.m. Central time) through a live webcast.  This webcast will be available in listen-only mode and can be accessed, for up to ninety days following the call, through the Investors section on the Gardner Denver website at http://investors.gardnerdenver.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934.  These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements, including the statements in the “Business Trends and Outlook” and “2018 Guidance” sections of this press release. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words.  Such forward-looking statements are subject to various risks and uncertainties, including macroeconomic factors beyond the Company’s control, risks of doing business outside the United States, the Company’s dependence on the level of activity in the energy industry, potential governmental regulations restricting the use of hydraulic fracturing, raw material costs and availability, the risk of a loss or reduction of business with key customers or consolidation or the vertical integration of the Company’s customer base, loss of or disruption in the Company’s distribution network, the risk that ongoing and expected restructuring plans may not be as effective as the Company anticipates, and the Company’s substantial indebtedness.  Additional factors that could cause Gardner Denver’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” in our most recent annual report on form 10-K filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.  Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements.  These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC.  We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Gardner Denver

Gardner Denver (NYSE: GDI) is a leading global provider of mission-critical flow control and compression equipment and associated aftermarket parts, consumables and services, which it sells across multiple attractive end-markets within the industrial, energy and medical industries.  Its broad and complete range of compressor, pump, vacuum and blower products and services, along with its application expertise and over 155 years of engineering heritage, allows Gardner Denver to provide differentiated product and service offerings for its customers’ specific uses.  Gardner Denver supports its customers through its global geographic footprint of 39 key manufacturing facilities, more than 30 complementary service and repair centers across six continents, and approximately 6,700 employees world-wide.

Gardner Denver uses its website www.gardnerdenver.com as a channel of distribution of Company information. Financial and other important information regarding the Company is routinely accessible through and posted on its website.  Accordingly, investors should monitor Gardner Denver’s website, in addition to following the Company’s press releases, SEC filings and public conference calls and webcasts.  In addition, you may automatically receive e-mail alerts and other information about Gardner Denver when you enroll your e-mail address by visiting the “Email Alerts” section of Gardner Denver’s website at http://investors.gardnerdenver.com.

Contact

Gardner Denver Holdings, Inc.
Investor Relations Contact
Vikram Kini
(414) 212-4753
vikram.kini@gardnerdenver.com

Non-U.S. GAAP Measures of Financial Performance

In addition to consolidated GAAP financial measures, Gardner Denver reviews various non-GAAP financial measures, including “Adjusted EBITDA,” “Adjusted Net Income,” “Adjusted Diluted EPS” and “Free Cash Flow.”

Gardner Denver believes Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS are helpful supplemental measures to assist management and investors in evaluating the Company’s operating results as they exclude certain items that are unusual in nature or whose fluctuation from period to period do not necessarily correspond to changes in the operations of Gardner Denver’s business.  Adjusted EBITDA represents net income (loss) before interest, taxes, depreciation, amortization and certain non-cash, non-recurring and other adjustment items.  Adjusted Net Income is defined as net income (loss) including interest, depreciation and amortization of non-acquisition related intangible assets and excluding other items used to calculate Adjusted EBITDA and further adjusted for the tax effect of these exclusions.  Gardner Denver believes that the adjustments applied in presenting Adjusted EBITDA and Adjusted Net Income are appropriate to provide additional information to investors about certain material non-cash items and about non-recurring items that the Company does not expect to continue at the same level in the future. Adjusted Diluted EPS is defined as Adjusted Net Income divided by Adjusted Diluted Average Shares Outstanding.

Gardner Denver uses Free Cash Flow to review the liquidity of its operations.  Gardner Denver measures Free Cash Flow as cash flows from operating activities less capital expenditures.  Gardner Denver believes Free Cash Flow is a useful supplemental financial measure for management and investors in assessing the Company’s ability to pursue business opportunities and investments and to service its debt.  Free Cash Flow is not a measure of our liquidity under GAAP and should not be considered as an alternative to cash flows from operating activities.

Management and Gardner Denver’s board of directors regularly use these measures as tools in evaluating the Company’s operating and financial performance and in establishing discretionary annual compensation.  Such measures are provided in addition to, and should not be considered to be a substitute for, or superior to, the comparable measures under GAAP.  In addition, Gardner Denver believes that Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow are frequently used by investors and other interested parties in the evaluation of issuers, many of which also present Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow when reporting their results in an effort to facilitate an understanding of their operating and financial results and liquidity.

Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow should not be considered as alternatives to net income (loss), diluted earnings per share or any other performance measure derived in accordance with GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity. Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing Gardner Denver’s results as reported under GAAP.

Reconciliations of Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow to their most comparable U.S. GAAP financial metrics for historical periods are presented in the tables below.

Reconciliations of non-GAAP measures related to full year 2018 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES
 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
 (Dollars in millions, except per share amounts)
 (Unaudited)

	For the Three Month Period Ended June 30,		For the Six Month Period Ended June 30,
	2018	2017	2018	2017
Revenues	$668.2	$579.1	$1,287.7	$1,060.8
Cost of sales	418.9	363.2	806.6	670.3
Gross Profit	249.3	215.9	481.1	390.5
Selling and administrative expenses	115.8	125.6	222.6	228.0
Amortization of intangible assets	31.5	30.5	62.4	58.1
Other operating expense, net	0.6	161.4	4.9	169.3
Operating Income (Loss)	101.4	(101.6)	191.2	(64.9)
Interest expense	26.1	39.5	52.1	85.3
Loss on extinguishment of debt	0.2	50.4	0.2	50.4
Other income, net	(2.4)	(1.3)	(4.5)	(1.8)
Income (Loss) Before Income Taxes	77.5	(190.2)	143.4	(198.8)
Provision (benefit) for income taxes	17.2	(43.9)	40.7	(45.6)
Net Income (Loss)	60.3	(146.3)	102.7	(153.2)
Less: Net income attributable to noncontrolling interests	-	-	-	0.1
Net Income (Loss) Attributable to Gardner Denver Holdings, Inc.	$60.3	$(146.3)	$102.7	$(153.3)
Basic income (loss) per share	$0.30	$(0.83)	$0.51	$(0.94)
Diluted income (loss) per share	$0.29	$(0.83)	$0.49	$(0.94)

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES
 CONDENSED CONSOLIDATED BALANCE SHEETS
 (Dollars in millions, except share and per share amounts)
 (Unaudited)

	June 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$337.8	$393.3
Accounts receivable, net of allowance for doubtful accounts of $19.4 and $18.7, respectively	495.5	536.3
Inventories	555.6	494.5
Other current assets	56.7	39.5
Total current assets	1,445.6	1,463.6
Property, plant and equipment, net of accumulated depreciation of $227.0 and $203.8, respectively	353.9	363.2
Goodwill	1,276.2	1,227.6
Other intangible assets, net	1,392.3	1,431.2
Deferred tax assets	1.1	1.0
Other assets	135.5	134.6
Total assets	$4,604.6	$4,621.2
Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt	$7.9	$20.9
Accounts payable	310.9	269.7
Accrued liabilities	252.6	271.2
Total current liabilities	571.4	561.8
Long-term debt, less current maturities	1,903.5	2,019.3
Pensions and other postretirement benefits	93.5	99.8
Deferred income taxes	259.7	237.5
Other liabilities	207.4	226.0
Total liabilities	3,035.5	3,144.4
Stockholders’ equity:
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 200,741,094 and 198,377,237 shares issued at June 30, 2018 and December 31, 2017, respectively	2.0	2.0
Capital in excess of par value	2,278.3	2,275.4
Accumulated deficit	(475.4)	(577.8)
Accumulated other comprehensive loss	(213.4)	(199.8)
Treasury stock at cost; 1,645,910 and 2,159,266 shares at June 30, 2018 and December 31, 2017, respectively	(22.4)	(23.0)
Total stockholders’ equity	1,569.1	1,476.8
Total liabilities and stockholders’ equity	$4,604.6	$4,621.2

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES
 CONDENSED CONSOLIDATED BALANCE SHEETS
 (Dollars in millions, except share and per share amounts)
 (Unaudited)

	For the Six Month Period Ended June 30, 2018	For the Six Month Period Ended June 30, 2017
Cash Flows From Operating Activities:
Net income (loss)	$102.7	$(153.2)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of intangible assets	62.4	58.1
Depreciation in cost of sales	22.8	21.3
Depreciation in selling and administrative expenses	5.0	4.1
Stock-based compensation expense	5.2	156.2
Foreign currency transaction losses, net	0.2	4.7
Net (gain) loss on asset dispositions	(1.2)	2.5
Loss on extinguishment of debt	0.2	50.4
Deferred income taxes	9.2	(60.1)
Changes in assets and liabilities:
Receivables	43.2	(16.0)
Inventories	(46.8)	(21.4)
Accounts payable	45.3	21.8
Accrued liabilities	(42.7)	(37.6)
Other assets and liabilities, net	(11.0)	(10.8)
Net cash provided by operating activities	194.5	20.0
Cash Flows From Investing Activities:
Capital expenditures	(20.9)	(26.8)
Net cash paid in business combinations	(113.6)	(18.8)
Disposals of property, plant and equipment	3.1	5.0
Net cash used in investing activities	(131.4)	(40.6)
Cash Flows From Financing Activities:
Principal payments on long-term debt	(110.5)	(859.4)
Premium paid on extinguishment of senior notes	-	(29.7)
Proceeds from the issuance of common stock, net of share issuance costs	-	897.3
Purchase of treasury stock	(9.2)	(2.6)
Proceeds from stock option exercises	5.2	-
Purchase of shares from noncontrolling interests	-	(4.7)
Payments of debt issuance costs	-	(0.3)
Other	-	0.2
Net cash (used in) provided by financing activities	(114.5)	0.8
Effect of exchange rate changes on cash and cash equivalents	(4.1)	9.7
Net decrease in cash and cash equivalents	(55.5)	(10.1)
Cash and cash equivalents, beginning of period	393.3	255.8
Cash and cash equivalents, end of period	$337.8	$245.7

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES
 RECONCILIATION OF NET INCOME (LOSS) AND EARNINGS (LOSS) PER SHARE
 TO ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
 (Dollars in millions, except per share amounts)
 (Unaudited)
	For the Three Month Period Ended June 30,		For the Six Month Period Ended June 30,
	2018	2017	2018	2017
Net Income (Loss)	$60.3	$(146.3)	$102.7	$(153.2)
Basic Earnings (Loss) Per Share (As Reported)[1]	$0.30	$(0.83)	$0.51	$(0.94)
Diluted Earnings (Loss) Per Share (As Reported)[1]	$0.29	$(0.83)	$0.49	$(0.94)
Plus:
Provision (benefit) for income taxes	17.2	(43.9)	40.7	(45.6)
Amortization of acquisition related intangible assets	27.6	27.2	55.6	53.0
Sponsor fees and expenses	-	16.2	-	17.3
Restructuring and related business transformation costs	8.4	5.6	12.9	14.2
Acquisition related expenses and non-cash charges	5.7	1.2	10.3	1.9
Environmental remediation loss reserve	-	(0.1)	-	0.9
Expenses related to public stock offerings	0.5	1.8	1.9	3.2
Establish public company financial reporting compliance	1.1	2.1	1.9	3.3
Stock-based compensation	(0.8)	156.2	1.9	156.2
Foreign currency transaction (gains) losses, net	(2.4)	4.0	0.2	4.7
Loss on extinguishment of debt	0.2	50.4	0.2	50.4
Shareholder litigation settlement recoveries	-	-	(4.5)	-
Other adjustments	-	1.6	(0.7)	2.1
Minus:
Income tax provision, as adjusted	25.4	32.3	49.9	44.5
Adjusted Net Income	$92.4	$43.7	$173.2	$63.9
Adjusted Basic Earnings Per Share	$0.46	$0.25	$0.86	$0.39
Adjusted Diluted Earnings Per Share[2]	$0.44	$0.24	$0.83	$0.38

Average shares outstanding:
Basic, as reported	201.8	176.9	201.7	162.8
Diluted, as reported[3]	209.6	176.9	209.8	162.8
Adjusted diluted[2]	209.6	182.2	209.8	166.5

1 Basic and diluted earnings per share (as reported) are calculated by dividing net income (loss) attributable to Gardner Denver Holdings, Inc. by the basic and diluted average shares outstanding for the respective periods.

2 Adjusted diluted share count and adjusted diluted earnings per share include incremental dilutive shares, using the treasury stock method, which are added to average shares outstanding.

3 Due to net losses in certain periods shown, basic and diluted average shares outstanding are the same in those periods.

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES
 RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA AND ADJUSTED
 NET INCOME AND CASH FLOWS - OPERATING ACTIVITIES TO FREE CASH FLOW
 (Dollars in millions)
 (Unaudited)

	For the Three Month Period Ended June 30,		For the Six Month Period Ended June 30,
	2018	2017	2018	2017
Net Income (Loss)	$60.3	$(146.3)	$102.7	$(153.2)
Plus:
Interest expense	26.1	39.5	52.1	85.3
Provision (benefit) for income taxes	17.2	(43.9)	40.7	(45.6)
Depreciation expense	13.8	13.3	27.8	25.4
Amortization expense	31.5	30.5	62.4	58.1
Sponsor fees and expenses	-	16.2	-	17.3
Restructuring and related business transformation costs	8.4	5.6	12.9	14.2
Acquisition related expenses and non-cash charges	5.7	1.2	10.3	1.9
Environmental remediation loss reserve	-	(0.1)	-	0.9
Expenses related to public stock offerings	0.5	1.8	1.9	3.2
Establish public company financial reporting compliance	1.1	2.1	1.9	3.3
Stock-based compensation	(0.8)	156.2	1.9	156.2
Foreign currency transaction (gains) losses, net	(2.4)	4.0	0.2	4.7
Loss on extinguishment of debt	0.2	50.4	0.2	50.4
Shareholder litigation settlement recoveries	-	-	(4.5)	-
Other adjustments	-	1.6	(0.7)	2.1
Adjusted EBITDA	$161.6	$132.1	$309.8	$224.2
Minus:
Interest expense	$26.1	$39.5	$52.1	$85.3
Income tax provision, as adjusted	25.4	32.3	49.9	44.5
Depreciation expense	13.8	13.3	27.8	25.4
Amortization of non-acquisition related intangible assets	3.9	3.3	6.8	5.1
Adjusted Net Income	$92.4	$43.7	$173.2	$63.9
Free Cash Flow
Cash flows - operating activities	$134.3	$22.6	$194.5	$20.0
Minus:
Capital expenditures	10.8	10.4	20.9	26.8
Free Cash Flow	$123.5	$12.2	$173.6	$(6.8)

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES
 RECONCILIATION OF SEGMENT ADJUSTED EBITDA TO INCOME (LOSS) BEFORE INCOME TAXES
 (Dollars in millions)
 (Unaudited)

	For the Three Month Period Ended June 30,		For the Six Month Period Ended June 30,
	2018	2017	2018	2017
Revenue
Industrials	$328.7	$282.8	$645.6	$530.8
Energy	273.1	239.5	515.3	417.7
Medical	66.4	56.8	126.8	112.3
Total Revenue	$668.2	$579.1	$1,287.7	$1,060.8
Segment Adjusted EBITDA
Industrials	$71.1	$63.4	$137.9	$110.6
Energy	79.7	62.2	147.6	100.6
Medical	18.0	15.4	33.9	30.1
Total Segment Adjusted EBITDA	$168.8	$141.0	$319.4	$241.3
Less items to reconcile Segment Adjusted EBITDA to
Income (Loss) Before Income Taxes:
Corporate expenses not allocated to segments	$7.2	$8.9	$9.6	$17.1
Interest expense	26.1	39.5	52.1	85.3
Depreciation and amortization expense	45.3	43.8	90.2	83.5
Sponsor fees and expenses	-	16.2	-	17.3
Restructuring and related business transformation costs	8.4	5.6	12.9	14.2
Acquisition related expenses and non-cash charges	5.7	1.2	10.3	1.9
Environmental remediation loss reserve	-	(0.1)	-	0.9
Expenses related to public stock offerings	0.5	1.8	1.9	3.2
Establish public company financial reporting compliance	1.1	2.1	1.9	3.3
Stock-based compensation	(0.8)	156.2	1.9	156.2
Foreign currency transaction (gains) losses, net	(2.4)	4.0	0.2	4.7
Loss on extinguishment of debt	0.2	50.4	0.2	50.4
Shareholder litigation settlement recoveries	-	-	(4.5)	-
Other adjustments	-	1.6	(0.7)	2.1
Income (Loss) Before Income Taxes	$77.5	$(190.2)	$143.4	$(198.8)